Exhibit (a)(5)(iv)

LETTER TO PARTICIPANTS IN
THE CREDIT ACCEPTANCE CORPORATION 401(K) PLAN AND TRUST
(INCLUDING ELECTION FORM AND NOTICE OF WITHDRAWAL)
PURSUANT TO THE OFFER TO PURCHASE FOR CASH
DATED FEBRUARY 9, 2011
BY
CREDIT ACCEPTANCE CORPORATION
OF
UP TO 1,904,761 SHARES OF ITS COMMON STOCK
AT A PURCHASE PRICE OF $65.625 PER SHARE

THE ENCLOSED ELECTION FORM MUST BE RECEIVED BY THE TABULATOR BEFORE 2:00 P.M., NEW YORK CITY TIME, ON MARCH 7, 2011, UNLESS THE OFFER IS EXTENDED. YOU MUST SIGN, COMPLETE AND RETURN THIS FORM FOR YOUR ELECTION TO BE VALID.

The Tabulator for the Tender Offer is:

By Mail:	By Facsimile Transmission:	By Overnight Courier:
Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	(617) 360-6810 For Confirmation Only Telephone: (781) 575-2332	Computershare c/o Voluntary Corporate Actions Suite V 250 Royall Street Canton, MA 02021

Name and Address of Credit Acceptance Corporation 401(k) Plan and Trust Participant If there is any error in the name or address shown below, please make the necessary corrections	You should read carefully the enclosed Election Form, including the accompanying letter and Q&A, before you complete it. For the enclosed Election Form to be validly delivered, it must be received by the Tabulator at one of the addresses listed above or by fax before 2:00 p.m. on March 7, 2011, unless the Tender Offer is extended, in which case the deadline for receipt will be three business days prior to the date the Tender Offer expires. Delivery of the Election Form to another address will not constitute a valid delivery. Deliveries to Credit Acceptance Corporation, the Information Agent or the Depository Trust Company will not be forwarded to the Tabulator and will not constitute a valid delivery.

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LETTER TO PARTICIPANTS IN
THE CREDIT ACCEPTANCE CORPORATION 401(K) PLAN AND TRUST

February 9, 2011

Dear Credit Acceptance Corporation 401(k) Plan and Trust Participant:

On February 9, 2011, Credit Acceptance Corporation, a Michigan corporation (“CA”), commenced an offer to purchase up to 1,904,761 shares of its common stock, par value $0.01 per share, at a purchase price of $65.625 per share, net to the seller in cash, without interest, upon the terms and subject to the conditions described in the Offer to Purchase and in the related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Tender Offer”). Unless the context otherwise requires, all references to shares shall refer to the shares of common stock, par value $0.01 per share, of CA.

A copy of the Offer to Purchase, the Plan Participant Q&A, the Plan Participant Election Form (the “Election Form”) and the Plan Participant Notice of Withdrawal (the “Notice of Withdrawal”) are enclosed with this letter. You are urged to examine the Offer to Purchase and these other materials carefully.

As a participant in the CA 401(k) Plan and Trust (the “Plan”), you have the right to instruct New York Life Trust Company, the directed trustee of the Plan (the “Trustee”) which holds the shares of common stock of CA as an investment option in the Plan, to tender any shares of common stock of CA allocated to your Plan account (“Plan Shares”). If, after reading the enclosed materials, you want to direct the Trustee to tender your Plan Shares, you must follow the instructions contained in this letter, fill out and sign the Election Form enclosed, and mail the form in the enclosed pre-addressed envelope or send it via fax to Computershare, N.A. (the “Tabulator”) by 2:00 p.m. on March 7, 2011. If you do not wish to use the enclosed envelope, you may also mail your election form by first-class mail to:

Computershare
c/o Voluntary Corporate Actions
250 Royall Street
Canton, MA 02021

Neither the Trustee, the Tabulator, CA, CA’s Board of Directors, the Depositary nor the Information Agent makes any recommendation to you as to whether to tender or refrain from tendering your Plan Shares. You should carefully evaluate all information in the Offer to Purchase, should consult with your own financial and tax advisors, and should make your own decisions about whether to tender your shares, and, if so, how many to tender. If you do elect to tender Plan Shares and such shares are accepted in the Tender Offer, any proceeds received in respect of such Plan Shares will be invested in the Conservative Portfolio under the Plan and will remain in the Plan; provided, however you may elect to redirect the proceeds to any other investment fund under the Plan that is open for new investments at any time once the proceeds have been allocated to your account under the Plan.

If you are also a direct shareholder of CA, you will receive under separate cover another copy (or copies) of the Tender Offer documents which can be used to tender your directly-owned shares if you choose to do so. Instructions with respect to tendering your directly held shares are set forth in the Offer to Purchase and the related Letter of Transmittal. Those documents may not be used to direct the Trustee to tender the Plan Shares allocable to your individual account under the Plan.

Your instruction to the Trustee with regard to your Plan Shares should be submitted to the Tabulator (by completing, signing and sending the enclosed Election Form to the Tabulator, as described later in this document), and the Trustee will tender the CA common stock held in your Plan account in accordance with your instructions (subject to the exceptions noted in this document). You are entitled to instruct the Trustee whether to tender all or a portion of the Plan Shares allocated to your account in the Plan as of March 7, 2011 (unless the Tender Offer is extended, in which case on the date that is three (3) business days before the new date on which the Tender Offer expires).

Please note that the Plan is prohibited by law from selling Plan Shares to CA for a price that is less than the prevailing market price of CA’s common stock. Accordingly, if the closing price of CA’s common stock on the date the Tender Offer expires is higher than $65.625 per share, none of the Plan Shares will be tendered and your tender instruction will be deemed to have been withdrawn.

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If valid instructions to tender Plan Shares in the form of a signed Election Form are not received by 2:00 p.m., New York City time, on March 7, 2011, the Plan Shares allocated to your Plan account will not be tendered, unless CA extends the Tender Offer in which case your instructions must be received by 2:00 p.m., New York City time, on the date that is three (3) business days before the new date on which the Tender Offer expires. Please note that your instructions to tender will be kept confidential from CA. You also may request that the Trustee withdraw any tender instruction you have previously submitted, as long as you do so prior to 2:00 p.m., New York City time, on March 7, 2011 by delivering a Notice of Withdrawal to the Tabulator. If the Tender Offer is extended, then you must ensure that the Tabulator receives any Notice of Withdrawal or Election Form that you send by 2:00 p.m., New York City time, on the date that is three (3) business days before the new date on which the Offer expires. Any request to withdraw the information sent to the Tabulator must: (i) specify the name of the participant or beneficiary who has made the instruction that is being withdrawn, and the participant’s or beneficiary’s social security number and (ii) be signed by the participant or beneficiary in the same manner as the original signature on the Election Form by which the instruction that is being withdrawn was made.

If you direct the Trustee to tender some or all of the shares attributable to your Plan account, then as of 2:00 p.m., New York City time, on March 7, 2011, certain transactions involving the tendered shares of CA common stock attributable to your Plan account, including all exchanges out, loans, withdrawals and distributions, will be prohibited until all processing related to the Tender Offer has been completed, unless the Tender Offer is terminated or the Tender Offer is extended. This restriction on transactions will apply to all tendered Plan Shares and associated cash allocable to your Plan account, and these balances will be moved into an interim restricted fund called Credit Acceptance Stock (DTO). In the event that the Tender Offer is extended, the restriction on transactions involving the Plan Shares will, if feasible, be temporarily lifted until three (3) business days prior to the new date on which the Tender Offer expires, as extended, at which time a new restriction on these transactions involving your Plan Shares will commence. You can call Georgeson Inc., the Information Agent for the Tender Offer, toll-free, at (866) 296-6841 to obtain updated information on expiration dates and deadlines and you can call the Trustee, New York Life Trust Company, at (800) 294-3575 for information on Plan restrictions.

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QUESTIONS AND ANSWERS WITH RESPECT TO TENDER RIGHTS

OF PARTICIPANTS IN
THE CA 401(K) PLAN AND TRUST
(the “Plan”)

Timeline/Important Dates:

Offer starts:	February 9, 2011
Letter sent:	February 9, 2011
Election Forms:	Must be received by 2:00 p.m. New York City time on March 7, 2011 in order for instructions to be followed.
Tender Offer Expires:	5:00 p.m. New York City time, on March 10, 2011 (unless the Tender Offer is extended)

DESCRIPTION OF THE OFFER

1.	What is the Tender Offer?

On February 9, 2011, Credit Acceptance Corporation, a Michigan corporation (“CA”), commenced an offer to purchase up to 1,904,761 shares of its common stock, par value $0.01 per share, at a purchase price of $65.625 per share, net to the seller in cash, without interest, upon the terms and subject to the conditions described in the Offer to Purchase and in the related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Tender Offer”).

Participants in the Plan who allocated some or all of their Plan accounts to the Credit Acceptance Stock Fund, a Plan investment option consisting of shares of CA common stock plus a cash component (such shares are referred to in this Q&A as “Plan Shares”), may tender these Plan Shares by (i) so indicating on the enclosed Election Form and (ii) returning the form by mail or fax to Computershare Trust Company, N.A., the Tabulator, for tenders directed by Plan Participants for the Tender Offer at:

Computershare
c/o Voluntary Corporate Actions
P.O. Box 43011
Providence, RI 02940-3011
or
Fax: (617) 360-6810

A pre-addressed envelope is enclosed for the purpose of returning your Election Form. You should return your completed Election Form by facsimile to (617) 360-6810 or mail your completed Election Form to the Tabulator in ample time to ensure that it is received no later than 2:00 p.m., New York City time, on March 7, 2011 or, if the offer is extended, by 2:00 p.m. New York City time, on the date that is three (3) business days before the new date on which the Offer expires.

The terms and conditions of the Tender Offer are fully described in the enclosed Offer to Purchase. You are urged to read the Offer to Purchase carefully.

2.	What are my rights under the Tender Offer?

The Plan records indicate that Plan Shares are allocated to your account. You may direct the Trustee to tender some or all of these shares. Because the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), requires that all plan assets in most circumstances be held in trust, all of these Plan Shares are held in an account that is in the name of the Trustee. Consequently, the Trustee will actually tender your Plan Shares by aggregating all Plan participant instructions and completing the required Letter of Transmittal for all Plan participants but only in accordance with your instructions as well as that of the other Plan participants.

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Please note that the “odd lot” priority and conditional tender provisions described in the Offer to Purchase will not be afforded to participants in the Plan. You must direct the Trustee if you want to tender your Plan Shares. The Trustee will tender your Plan Shares only if specifically instructed. If you do not respond using the enclosed election form, you will be deemed to have instructed the Trustee not to tender any of your Plan Shares under the Tender Offer, and your Plan Shares will remain in your Plan Account.

3.	Which documents did I receive in the Tender Offer materials and what is the purpose of each document?

The following materials are enclosed in this mailing:

1. Letter to Participants in the CA 401(k) Plan and Trust.  This letter gives you details for participating in the Tender Offer with respect to the Plan Shares in your Plan account.

2. Offer to Purchase, dated February 9, 2011. This document describes all of the terms and conditions of the Tender Offer. Please read this document carefully.

3. Election Form.  You must complete, sign and mail this document to the Tabulator in the enclosed pre-addressed envelope if you wish to direct the Trustee to tender some or all of your Plan Shares or fax it to (617) 360-6810. If you fail to complete, sign or timely mail or fax the Election Form so that the Tabulator does not receive it by 2:00 p.m., New York City time, on March 7, 2011, you will be deemed to have instructed the Trustee not to tender any of your Plan Shares under the Tender Offer. You must use the Election Form if you wish to direct a tender of your Plan Shares.

4. Reply Envelope.  A pre-addressed envelope is provided for your convenience. If you decide to tender some or all of your Plan Shares, you may use this envelope to mail the completed Election Form to the Tabulator. You should mail the election form in ample time to ensure that the Tabulator receives it by 2:00 p.m., New York City time, on March 7, 2011, unless the Tender Offer is extended, in which case such notice must be received by no later than 2:00 p.m., New York City time, on the date that is three (3) business days before the new date on which the Tender Offer expires.

5. Notice of Withdrawal.  This form can be used to withdraw a tender. See #11 below for additional information.

4.	How do I direct the Plan’s Trustee?

The only way that you can instruct the Trustee to tender your Plan Shares is by completing the Election Form as described, signing it and returning it to the Tabulator by mail or fax. You may do this by using the pre-addressed envelope provided for this purpose. Alternatively, you may send your instruction by regular, certified or registered mail, or by overnight delivery, to the Tabulator.

The Tabulator must receive the Election Form before 2:00 p.m., New York City time, on March 7, 2011 (unless the Tender Offer is extended, in which case such notice must be received by no later than 2:00 p.m., New York City time, on the date that is three (3) business days before the new date on which the Tender Offer expires). You must sign and complete the Election Form for your tender instruction to be valid.

To validly direct the Trustee to tender Plan Shares on your behalf you must:

1. Instructions.  Read carefully and follow exactly the instructions in (i) the Letter to Participants in the CA 401(k) Plan and Trust and (ii) the Election Form. These documents will tell you how to direct the Trustee regarding your Plan Shares.

2. Election form.  Complete the enclosed Election Form.

3. Shares.  Designate on the Election Form the percentage of your Plan Shares you wish to be tendered. You may obtain information about the amount of your Plan account balance allocated to the Credit Acceptance Stock Fund by calling the Trustee, New York Life Trust Company, toll free at (800) 294-3575.

4. Signature.  You must SIGN the Election Form to complete your instruction. Unless you sign the Election Form, your direction cannot be honored and the Election Form will be ineffective even if it is timely received by the Tabulator.

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5. Sending to Tabulator.  We have enclosed a pre-addressed return envelope with your tender materials. You may use this pre-addressed envelope to return your completed Election Form if you wish to have the Trustee tender your Plan Shares. Alternatively you may submit your completed and signed Election Form by fax to (617) 360-6810.

Please be precise in providing your instruction and please act promptly.

If you do not wish to tender any Plan Shares, take no action.

5.	How do I send instructions to the Tabulator?

Please return your instructions promptly, recognizing the slow delivery time inherent in the U.S. mail. You may mail your Election Form to the Tabulator in the pre-addressed reply envelope that has been provided for this purpose. Alternatively, you may send your instruction by first-class mail or by registered, certified, express or overnight delivery to: Computershare, c/o Voluntary Corporate Actions, 250 Royall Street, Canton, MA 02021. Your instructions may also be returned by facsimile transmission to the Tabulator at (617) 360-6810. Do not deliver your instructions to the human resources department.

6.	Must I provide directions to the Trustee?

You must respond if you wish the Trustee to tender any of your Plan Shares. If you do not wish to tender any of your Plan Shares, do nothing. If you do nothing, you will be deemed to have instructed the Trustee not to tender any of the Plan Shares held for your benefit.

7.	How many Plan Shares may I tender and how do I learn the number of Plan Shares held for my benefit in the Plan?

You may tender a percentage in increments of 5% (up to 100%) of the Plan Shares allocated to your Plan account as of March 7, 2011 (unless the Tender Offer is extended, in which case on the date that is three (3) business days before the new date on which the Tender Offer expires).

The expiration date of the Tender Offer is currently scheduled to occur at 5:00 p.m., New York City time, on March 10, 2011, (unless it is extended). The actual number of Plan Shares in your Plan account may change between the date that you instruct the Trustee to tender shares from your Plan account and the date that the Trustee actually tenders the Plan Shares. You may obtain information about the number of Plan Shares allocated to your Plan account by calling the Trustee, New York Life Trust Company, at (800) 294-3575.

8.	Why must I direct the tender of Plan Shares allocated to my Plan account by percentage, rather than designating a set number of shares?

A percentage designation allows the Trustee to take into account transactions involving Plan Shares that might be effected after you complete and send your election form to the Tabulator, such as additional contributions to investment funds under the Plan that are open for new investments, exchanges or distributions of shares. The percentage designation allows the Trustee to tender your shares based upon the most recent information available to Trustee as of the date that the Trustee submits the tendered shares in the Tender Offer.

9.	What if I have shares in my Plan account AND hold shares outside of the Plan?

If you have shares in the Plan and also own other shares (either in your possession or held by a bank or brokerage firm, or otherwise) outside of the Plan, you will receive two or more sets of Tender Offer materials. You should be careful to follow the different instructions that apply for tendering each kind of shares. See the Offer to Purchase for more details.

10.	Who will know whether I tendered my Plan Shares?

Your directions to the Trustee will be kept confidential. No CA employee, officer or director will learn of your instruction unless such disclosure is required by law.

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11.	Can I change my mind and direct the Trustee to withdraw Plan Shares that I previously directed the Trustee to tender?

Yes, but only if you perform ALL of the following steps:

1. You must send a completed and signed copy of the enclosed Notice of Withdrawal to the Tabulator.

2. The Notice of Withdrawal must set forth your name and social security number and it must state that you are directing the Trustee to withdraw all Plan Shares that you previously directed the Trustee to tender on your behalf.

3. The Tabulator must receive the Notice of Withdrawal before 2:00 p.m., New York City time, on March 7, 2011 (unless the Tender Offer is extended, in which case, such notice must be received by no later than 2:00 p.m., New York City time, on the date that is three (3) business days before the new date on which the Tender Offer expires).

12.	Can I direct the Trustee to re-tender my Plan Shares?

Yes. If, after directing the Trustee to withdraw your previously tendered Plan Shares, you wish to direct the Trustee to re-tender your Plan Shares (or any portion thereof), you must complete another Election Form and return it to the Tabulator by 2:00 p.m., New York City time, on March 7, 2011 (unless the Tender Offer is extended, in which case the deadline for receipt of your Election Form will be extended until 2:00 p.m., New York City time on the date that is three (3) business days before the new date on which the Tender Offer expires). You may request additional copies of the Election Form by calling Georgeson Inc., the Information Agent for the Tender Offer, toll-free, at (866) 296-6841.

13.	Will CA purchase all Plan Shares that I direct the Trustee to tender?

The answer to this question depends on the total number of shares validly tendered (and not validly withdrawn) by all tendering shareholders. If you tender your Plan Shares, then CA will purchase your Plan Shares subject to the proration provisions of the Offer. See the Offer to Purchase for a description of how the proration process works.

Please note that the Plan is prohibited by law from selling Plan Shares to CA for a price that is less than the prevailing market price of its common stock. Accordingly, if the closing price of CA’s common stock on the date the Tender Offer expires is higher than $65.625 per share, none of the Plan Shares will be tendered and your tender will be deemed to have been withdrawn.

Plan Shares held in your Plan account that are tendered but not purchased by CA will remain in your Plan account as if nothing had happened, subject to the rules and provisions governing the Plan.

14.	What if I have general questions about the Tender Offer relating to the Plan?

Please contact Georgeson Inc., the Information Agent for the Tender Offer, toll-free, at (866) 296-6841 or the Trustee, New York Life Trust Company, at (800) 294-3575.

15.	How will I know if CA has purchased my Plan Shares?

The purchase will be reflected in your Plan account as a transfer from the Credit Acceptance Stock (DTO) into the Conservative Portfolio under the Plan. The transfer may not occur until seven (7) to ten (10) business days after the Tender Offer expires.

OPERATION OF THE PLAN DURING THE OFFER

16.	What happens to contributions to my Plan account that are made after February 9, 2011?

Contributions made after February 9, 2011 to investment funds under the Plan that are open for new investments will be allocated as usual, in accordance with the sources of the contributions and, where applicable, your investment directions in effect at the time of your contribution, including any direction to invest such contributions in Plan Shares. Although the contributions will continue to be allocated during the Tender Offer, only the Plan Shares in your Plan account as of March 7,

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2011 (unless the Tender Offer is extended, in which case on the date that is three (3) business days before the new date on which the Tender Offer expires) are subject to the Tender Offer.

17.	How will my Plan account be affected by the Tender Offer?

If you direct the Trustee to tender some or all of the shares attributable to your Plan account, then as of 2:00 p.m., New York City time, on March 7, 2011, certain transactions involving the tendered shares of CA common stock attributable to your Plan account, including all exchanges out, loans, withdrawals and distributions, will be prohibited until all processing related to the Tender Offer has been completed, unless the Tender Offer is terminated or the Tender Offer is extended. This restriction on transactions will apply to all tendered Plan Shares and associated cash allocable to your Plan account, and these balances will be moved into an interim restricted stock fund called Credit Acceptance Stock (DTO). In the event that the Tender Offer is extended, the restriction on transactions involving the Plan Shares will, if feasible, be temporarily lifted until three (3) business days prior to the new date on which the Tender Offer expires, as extended, at which time a new restriction on these transactions involving your Plan Shares will commence. You can call Georgeson Inc., the Information Agent for the Offer, toll-free, at (866) 296-6841 to obtain updated information on expiration dates and deadlines and you can call the Trustee, New York Life Trust Company, at (800) 294-3575 for information on Plan restrictions.

18.	What happens if I request a distribution, withdrawal or reallocation following the announcement of the Tender Offer but before the restricted period starts?

Distributions and withdrawals from the Plan and transfers into or out of your Plan account will be processed in accordance with normal procedures prior to the start of the restricted period. However, if you have submitted an Election Form to direct the tender of any or all of your shares as indicated above, no transactions involving your units of Credit Acceptance Stock Fund will occur during the restricted period as described in the previous question.

REINVESTMENT OF TENDER PROCEEDS

19.	How will the Plan invest the proceeds received from the Plan Shares that are tendered?

If you have directed the Trustee to tender any Plan Shares held for your benefit in the Plan’s Credit Acceptance Stock Fund, the tender proceeds and the cash associated with the tendered shares will be reinvested in the Conservative Portfolio under the Plan. The Conservative Portfolio is intended to constitute a “qualified default investment alternative” under Section 404(c)(5) of the ERISA. After the proceeds from the redemption of your Credit Acceptance Stock Fund units are reinvested into the Conservative Portfolio, you may choose to rebalance your account into any of the other investment options within the Plan at any time by contacting New York Life Trust Company at (800) 294-3575 or via the web at www.mylife.newyorklife.com.

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ELECTION FORM
CA 401(K) PLAN AND TRUST (THE “PLAN”)

Your election must be received no later than 2:00 p.m., New York City time, on March 7, 2011, to be included in the tabulation, unless the Tender Offer is extended.

In accordance with the CA Offer to Purchase dated February 9, 2011, a copy of which I have received, I hereby instruct New York Life Trust Company, the directed trustee of the Plan which holds the shares of common stock of CA (the “Trustee”), to tender shares of CA common stock allocated to my Plan account as follows:

I hereby elect to tender                % of the shares allocated to my Plan account in the Tender Offer under the procedures described in the “Letter to Participants in the Credit Acceptance 401(k) Plan and Trust.”

The Trustee is required to follow your validly delivered instructions, provided they are in accordance with the terms of the Plan. The CA 401(k) Plan and Trust is prohibited by law from selling your shares to CA for a price that is less than the prevailing market price of CA’s common stock. If the closing price of CA’s common stock on the date the Tender Offer expires is higher than $65.625 per share, none of the shares will be tendered pursuant to your tender instruction above and your instruction will be deemed to have been withdrawn.

Signature:

Name:

Social Security Number:

Date:

Phone Number:

Incorrectly completed or unsigned forms will be discarded in the Tender Offer.

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NOTICE OF WITHDRAWAL
FROM THE TENDER OFFER OF
CREDIT ACCEPTANCE CORPORATION
FOR PARTICIPANTS IN THE CREDIT ACCEPTANCE CORPORATION 401(K)
PLAN AND TRUST

To: Tabulator for Credit Acceptance Corporation 401(k) Plan and Trust

As a participant in the above-referenced plan, I hereby instruct New York Life Trust Company, the directed trustee (the “Trustee”) of the CA 401(k) Plan and Trust which holds the shares of common stock of CA to withdraw from the Tender Offer (as defined in the Offer to Purchase) all Plan Shares that I previously instructed the Trustee to tender on my behalf, pursuant to the Tender Offer.

Signature:

Name:

Social Security Number:

Date:

Address:

Area Code and Telephone Number:

DO NOT USE THIS FORM TO TENDER YOUR PLAN SHARES.

ONLY USE THIS FORM TO WITHDRAW YOUR PREVIOUS TENDER OF PLAN
SHARES FROM THE TENDER OFFER.

Mail or fax this withdrawal notice promptly to:

Computershare
c/o Voluntary Corporate Actions
P.O. Box 43011
Providence, RI 02940-3011
Facsimile: (617)360-6810

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